Exhibit 4.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AND EXCHANGE AGREEMENT (the “Agreement”), dated as of February 20, 2004, by and among Andrea Electronics Corporation, a New York corporation, with headquarters located at 45 Melville Park Road, Melville, New York 11747 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto as Exhibit I (the “Buyers” and each a “Buyer”).

WHEREAS:

A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”);

B. The Company has authorized the following new series of its Preferred Stock, par value $0.01 per share, which shall be called the Series D Convertible Preferred Stock (the “Series D Preferred Stock”), and which shall be convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) (as converted, the “Conversion Shares”), in accordance with the terms of the Certificate of Amendment of the Certificate of Incorporation of the Company for the Series D Preferred Stock, substantially in the form attached hereto as Exhibit II (the “Certificate of Amendment”);

C. Each Buyer severally wishes to purchase, upon the terms and subject to the conditions stated in this Agreement, units of securities of the Company (the “Units”) consisting of shares of the Series D Preferred Stock (the “Preferred D Shares”) and warrants in substantially the same form attached hereto as Exhibit III to acquire shares of Common Stock (the “Warrants”), each Unit to consist of one Preferred D Share and Warrants to purchase two (2) shares of Common Stock upon exercise of the Warrants (the “Warrant Shares”);

D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit IV (the “Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

NOW THEREFORE, in consideration of the premises, mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyers hereby agree as follows:

1. PURCHASE AND SALE OF PREFERRED D SHARES AND WARRANTS.

a. Initial Purchase. Subject to satisfaction (or waiver) of the conditions set forth in Sections 6(a) and 7(a), at the Initial Closing (as hereinafter defined) the Company shall issue and sell to the Buyers and the Buyers shall purchase from the Company, for a price of $1.00 per Unit, an aggregate of 1,250,000 Units (the “Initial Units”), which include an aggregate of 1,250,000 Preferred D Shares (the “Initial Preferred Shares”) and Warrants (the “Initial Warrants”) to purchase an aggregate of 2,500,000 shares of Common Stock at an exercise price equal to the Fair Market Value (as hereinafter defined) of a share of Common Stock as of the Initial Closing Date (as hereinafter defined). The Company shall issue and sell to each Buyer and each Buyer severally agrees to purchase from the Company, at the Initial Closing, the number of Initial Units set forth in Exhibit I hereto.

b. Additional Purchase. Subject to satisfaction of the “Stockholder Approval Condition,” as set forth in Section 1(d) hereof, and to satisfaction (or waiver) of the conditions set forth in Section 6(b)(i) and 7(b)(i), at the Additional Closing (as hereinafter defined) the Company shall issue and sell to the Buyers and the Buyers shall purchase from the Company, for a price of $1.00 per Unit, an aggregate of 1,250,000 Units (the “Additional Units”), which include an aggregate 1,250,000 Preferred D Shares (the “Additional Preferred Shares”) and Warrants (the “Additional Warrants”) to purchase an aggregate of 2,500,000 shares of Common Stock at an exercise price per share of Common Stock equal to the Fair Market Value (as hereinafter defined) of a share of Common Stock as of the Additional Closing Date (as hereinafter defined). Each Buyer severally agrees to purchase from the Company, at the Additional Closing, the Additional Units set forth in Exhibit I hereto. For purpose of Section 1, Fair Market Value shall mean, as of the Initial Closing Date or the Additional Closing Date, as applicable, the closing sales price of the Common Stock, as reported on the American Stock Exchange (or such other market which is the principal trading market for the Common Stock) (the “AMEX”), on the Business Day (as herein defined) immediately prior to such Closing Date. For purposes of this Agreement, “Business Day” shall mean any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

c. The Initial Closing Date. The date and time of the Initial Closing (the “Initial Closing Date”) shall be 10:00 a.m. Eastern Time, not later than seven (7) days following the date hereof, subject to satisfaction (or waiver) of the conditions to the Initial Closing set forth in Sections 6(a) and 7(a) (or such later date as is mutually agreed to by the Company and the Buyers). The Initial Closing shall occur on the Initial Closing Date at the offices of Muldoon Murphy & Faucette LLP, 5101 Wisconsin Avenue, N.W., Washington, DC 20016.

d. The Additional Closing Date. The date and time of the Additional Closing (the “Additional Closing Date”) shall be 10:00 a.m. Eastern Time, on the fifth Business Day after the effectiveness, after satisfaction of the Stockholder Approval Condition, of the Registration Statement required by Section 2(a) the Registration Rights Agreement, subject to satisfaction (or waiver) of the applicable conditions to the Additional Closing set forth in Sections 6(b) and 7(b) (or such later date as is mutually agreed to by the Company and the Buyers). The Additional Closing shall occur on the Additional Closing Date at the offices of Muldoon Murphy & Faucette LLP, 5101 Wisconsin Avenue, N.W., Washington, DC 20016. The Initial Closing Date and the Additional Closing Date collectively are referred to in this Agreement as the “Closing Dates.” The Stockholder Approval Condition shall mean the receipt by the Company of the requisite approval of its stockholders for the sale and issuance of the Additional Units, to the extent required by AMEX requirements; provided, however, that any stockholder approval shall be obtained no later than May 21, 2004.

e. Form of Payment. On each of the Closing Dates (i) each Buyer shall pay the purchase price to the Company for the Units, including the Preferred D Shares and the Warrants to be issued and sold to such Buyer, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and (ii) the Company shall deliver to each Buyer stock certificates (in the denominations as Buyer shall request) (the “Stock Certificates”) representing such number of the Preferred D Shares and Warrants which such Buyer is then purchasing, duly executed on behalf of the Company and registered in the name of such Buyer.

2. BUYER REPRESENTATIONS AND WARRANTIES.

Each Buyer severally represents and warrants that:

a. Investment Purpose. Such Buyer (i) is acquiring the Preferred D Shares and Warrants and (ii) upon conversion of the Preferred D Shares and exercise of the Warrants, will acquire the shares of Common Stock then issuable (the Preferred D Shares, Warrants and such shares of Common Stock collectively are referred to herein as the “Securities”), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer has adequate net worth and means of providing for its current needs and contingencies to sustain a complete loss of its investment in the Company. Such Buyer’s overall commitment to investments which are not readily marketable is not disproportionate to its net worth and such Buyer’s investment in the Series D Preferred Stock will not cause such overall commitment to become excessive.

b. Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D and is not an affiliate, director or officer of the Company.

c. Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire such Securities.

d. Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such

Buyer is aware of the SEC Documents, as defined in Section (f) of this Agreement, including the disclosures regarding risks included in the SEC Documents. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in Sections 3 below. Such Buyer understands that its investment in the Securities involves a high degree of risk. Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

e. No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

f. Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”) or, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a form reasonably satisfactory to the Company, to the effect at such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an on from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (“Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

g. Legends. Such Buyer understands that the certificates or other instruments representing the Securities, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE

SECURITIES UNDER THE 1933 ACT, OR (2) PURSUANT TO RULE 144 UNDER THE 1933 ACT OR (3) IN A TRANSACTION THAT MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE 1933 ACT IN RELIANCE UPON AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING TRANSACTION SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if (i) such Securities are registered for sale by the holder under the 1933 Act pursuant to an effective registration statement, if such Buyer furnishes to the Company (x) a representation to the effect that such Buyer is aware of its obligations under the registration requirements of the 1933 Act with respect to the Securities, and (y) an undertaking that such Securities, as the case may be, shall only be sold or transferred pursuant to a sale in conformance with such registration requirements, which representations and undertakings permit reliance thereon by any counsel rendering an opinion regarding the removal of such legend and which are in a form reasonably satisfactory to the Company, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a form reasonably satisfactory to the Company, to the effect that a public sale, assignment or transfer of such Securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company with assurances reasonably acceptable to the Company that such Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold. Such Buyer acknowledges, covenants and agrees to sell the Securities represented by a certificate(s) from which the legend has been removed, only pursuant to (i) a registration statement effective under the 1933 Act, or (ii) advice of counsel that such sale is exempt from registration required by Section 5 of the 1933 Act.

h. Authorization, Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and are valid and binding agreements of such Buyer enforceable against such Buyer in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies of Buyers.

i. Residency. Such Buyer is a resident of that jurisdiction specified on the Schedule of Buyers, Exhibit I hereto.

j. Limitations on Sales. During the periods from February 11, 2004, until the Initial Closing Date and from the date of effectiveness of the Registration Statement required by Section 2(a) of the Registration Rights Agreement, provided that written notice of such anticipated effective date shall be faxed to the Buyers on or prior to such effective date (or from such later date as such notice is faxed to the Buyers) until the Additional Closing Date, none of the Buyers or any of their affiliates has or will engage, directly or indirectly, in any sales of the Common Stock, including short sales or in a transaction which has the substantive equivalence of a short sale.

k. Reserved

l. Confidentiality. Such Buyer has and will maintain the confidentiality of any confidential information regarding the Company obtained by such Buyer in connection with the negotiation of this Agreement or otherwise from the Company or its directors, officers or affiliates, and, prior to the Initial Closing, any information regarding the transactions contemplated by this Agreement.

m. Series C Preferred Stock. As of the Initial Closing Date, the Buyers in the aggregate will own of record and beneficially 582.887593 shares of Series C Convertible Preferred Stock of the Company (the “Series C Preferred Stock”).

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Buyers that:

a. Organization and Qualification. The Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries taken as a whole, or on the ability of the Company to perform its obligations under this Agreement, the Registration Rights Agreement and the Warrants, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below) or the Certificate of Amendment.

b. Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, its obligations under the Warrants, the Irrevocable Transfer Agent Instructions (as defined in Section 5) and each of the other agreements, if any, entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”), and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the execution and filing of the Certificate of

Amendment by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Preferred D Shares and Warrants and the reservation for issuance, and the issuance of the Conversion Shares issuable upon conversion of the Preferred D Shares and of the shares of Common Stock issuable upon exercise of the Warrants have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders (except such stockholder approval as may be required by AMEX for the issuance of (or the obligation to issue) a number of shares of Common Stock which is greater than 19.99% of the number of shares outstanding prior to the Initial Closing Date), (iii) the Transaction Documents have been duly executed and delivered by the Company, (iv) this Agreement and, when executed and delivered, the other Transaction Documents, constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies, and (v) prior to each of the Closing Dates, the Certificate of Amendment will have been filed with the Secretary of State of the State of New York and will be in full force and effect, enforceable against the Company in accordance with its terms.

c. Capitalization. The authorized capital stock of the Company consists of (i) 200,000,000 shares of Common Stock, of which as of the date hereof 38,103,062 shares were issued and outstanding, 6,063,125 shares were issuable and reserved for issuance pursuant to the Company’s stock option and purchase plans and 46,809,687 shares were issuable and reserved for issuance pursuant to securities (other than the Series D Preferred Stock) and Warrants exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 5,000,000 shares of Preferred Stock, of which as of the date hereof, (A) 1,500 shares were designated as Series B Convertible Preferred Stock, of which no shares were issued and outstanding, (B) 1,000 shares were designated as Series C Preferred Stock, of which 425.626564 shares were issued and outstanding and (C) 90,975.87 shares were designated as Series A Junior Participating Preferred Stock and were issuable and reserved for issuance pursuant to the Company’s Rights Plan (as defined in Section 3(t)). All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(c), (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding debt securities issued by the Company; (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement) and Series C Registration Rights Agreement; (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, except the Series C Preferred Stock; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement, except the Series C Preferred Stock; and (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The Company has furnished to the Buyers true and correct copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof, and the Company’s By-laws, as in effect on the date hereof, and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

d. Issuance of Securities. The Preferred D Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issue thereof and (iii) entitled to the rights and preferences set forth in the Certificate of Amendment. At least 15,000,000 shares of Common Stock have been duly authorized and reserved for issuance upon conversion of the Preferred D Shares and the exercise of the Warrants. Upon conversion in accordance with the Certificate of Amendment, the Conversion Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The shares of Common Stock issued upon exercise of the Warrants in accordance with their terms will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

e. No Conflicts. Except as disclosed in Schedule 3(e), the execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Certificate of Amendment and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Conversion Shares) and the shares of Common Stock issuable upon exercise of the Warrants will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Amendment, Preferences and Rights of any outstanding series of Preferred Stock of the Company or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Except as disclosed in Schedule 3(e), neither the Company nor its Subsidiaries is in violation of any term of (i) its Certificate of Incorporation, any Certificate of Amendment, preferences and rights of any outstanding series of preferred stock or By-laws, respectively, or (ii) any statute, rule or regulation applicable to the Company or its Subsidiaries and neither the Company nor its Subsidiaries is in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order, except for defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity, except where such violation would not result in a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act and the securities laws of the State of New York and except such as have been obtained as of the date hereof, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents or the Certificate of Amendment in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its Subsidiaries have no actual knowledge of any facts or circumstances which might reasonably be expected to give rise to any of the foregoing. The Company is not in violation of the listing requirements of AMEX as in effect on the date hereof and on each of the Closing Dates.

f. SEC Documents; Financial Statements. Since December 31, 2002, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act, (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, and (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided a Buyer with any material, nonpublic information. The Company meets the requirements for the use of Form S-3 for registration of the resale of the Registrable Securities (as defined in the Registration Rights Agreement) by the Buyers.

g. Absence of Certain Changes. Except as disclosed in reports filed by the Company with the SEC under the Securities Exchange Act of 1934 (the “1934 Act”) or in Schedule 3(g), since December 31, 2002 there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, liabilities results of operations of the Company or its Subsidiaries, taken as a whole. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any actual knowledge that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

h. Absence of Litigation. Except as disclosed in Schedule 3(h), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors in their capacities as such. Except as set forth in Schedule 3(h), to the knowledge of the Company none of the directors or officers of the Company have been involved in securities related litigation during the past five years.

i. Acknowledgment Regarding Buyer’s Purchase of Preferred D Shares. The Company acknowledges that none of the Buyers is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the Certificate of Amendment and the transactions contemplated thereby and any advice given by the Buyers or any of its respective representatives or agents in connection with the Transaction Documents and the Certificate of Amendment and the transactions contemplated thereby is merely incidental to Buyers’ purchase of the Securities. The Company further represents to Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

j. No Undisclosed Events, Liabilities, Developments or Circumstances. Except for the transactions contemplated by this Agreement, no event, liability, development or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws in a registration statement (including by way of incorporation by reference) filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed.

k. No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

l. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of AMEX, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

m. Employee Relations. No executive officer (as defined in Rule 501(1) of the 1933 Act) has notified the Company’s Board of Directors that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company.

n. Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted, except where the failure to own or possess such rights would not, individual or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 3(n), none of the Company’s trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement, except where such expiration or termination would not result, individually or in the aggregate, in a Material Adverse Effect. Except as set forth in the SEC Documents, the Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademarks, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secrets or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 3(n), no claim, action or proceeding has been made or brought against, or to the Company’s knowledge, has been threatened against, the Company or its Subsidiaries regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement; and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing, except where any of the foregoing would not have a Material Adverse Effect.

o. Regulatory Permits. Except the absence of which would not have a Material Adverse Effect, the Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

p. Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

q. Tax Status. The Company and each of its Subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

r. Transactions With Affiliates. Except as set forth in Schedule 3(r) or in the SEC Documents filed at least ten days prior to the date hereof and other than the grant of stock options disclosed on Schedule 3(c), none of the officers, directors, or employees of the Company are presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

s. Application of Takeover Protections. Assuming that Buyers have no present intention to takeover or to participate in a takeover of the Company, the Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Buyers as a result of the Buyers and the Company fulfilling their obligations under the Transaction Documents and the Certificate of Amendment, including, without limitation, the Company’s issuance of the Securities and the Buyer’s ownership of the Securities and securities issued pursuant to (or securities issued or issuable upon conversion or exercise of such Securities).

t. Rights Agreement. Assuming that Buyers have no present intention to takeover or to participate in a takeover of the Company and so long as the proviso to the first sentence of Section IV(A) of the Certificate of Amendment remains in full force and effect, the Company specifically represents, warrants and agrees that, (i) in accordance with that certain Rights Agreement dated as of April 23, 1999 (the “Rights Plan”) between the Company and Continental Stock Transfer & Trust Company, as the Rights Agent thereunder, regardless of the number of Conversion Shares of which Buyer is deemed the Beneficial Owner (as defined in the Rights Plan), Buyer is not intended to be nor will be deemed to be an Acquiring Person within the meaning of the Rights Plan because of the acquisition of the Securities (including the Conversion Shares) pursuant to this Agreement, and (ii) the acquisition of the Securities (including the Conversion Shares) pursuant to this Agreement, shall not, under any circumstances, trigger a Distribution Date within the meaning of the Rights Plan; provided, however, that only Securities (including the Conversion Shares) acquired pursuant to this Agreement shall be deemed excluded from the number of shares of Common Stock deemed beneficially owned by Buyers in determining whether a Buyer is an Acquiring Person within the meaning of the Rights Plan.

4. COVENANTS.

a. Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

b. Form D. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to Buyer promptly after such filing. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following each of the Closing Dates.

c. Reporting Status. Until the earlier of (i) the date on which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) and (ii) the date on which (A) the Investors have sold all the Conversion Shares and (B) none of the Preferred D Shares is outstanding (the “Reporting Period”), the Company shall use its best efforts to file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

d. Use of Proceeds. The Company will use the proceeds from the sale of the Preferred D Shares for working capital.

e. Financial Information. The Company agrees to promptly send the following to each Investor (as defined in the Registration Rights Agreement) during the Reporting Period: (i) a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act; (ii) facsimile copies of all press releases issued by the Company or any of its Subsidiaries and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

f. Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares and the shares of Common Stock issuable upon exercise of the Warrants.

g. Listing. The Company shall use its best efforts to promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system (including AMEX), if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall use its best efforts to maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents and the Certificate of Amendment. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on AMEX, Nasdaq or NYSE (other than to switch listings from AMEX, Nasdaq or NYSE). The Company shall promptly provide to Buyer copies of any notices it receives from AMEX, Nasdaq or NYSE regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(g).

h. Expenses. Subject to Section 9(1) below, following the Initial Closing, the Company shall reimburse the Buyers for the legal expenses of Grushko & Mittman P.C. in connection with negotiating and preparing the Transaction Documents and consummating the transactions contemplated thereby up to an aggregate of $10,000.

i. Transactions With Affiliates. So long as (i) at least 1,000 Preferred D Shares are outstanding or (ii) any Buyer owns Conversion Shares with a market value of $1,000,000 the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary’s officers, directors, persons who were officers or directors at any time during the previous two years, stockholders who beneficially own 5% or more of the Common Stock, or affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a “Related Party”), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company or (c) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party. For purposes hereof, any director who is also an officer of the Company or any Subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. “Affiliate” for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 5 % or more equity interest in that person or entity, (ii) has 5 % or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. “Control” or “controls” for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

j. Filing of Form 8-K. On or before the next business day following each of the Closing Dates, the Company shall submit a Form 8-K with the SEC describing the terms of the transaction contemplated by the Transaction Documents and consummated at such Closing, in each case in the form required by the 1934 Act.

k. Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing transaction secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement (including, without limitation, Section 2(f)), any other Transaction Document or the Certificate of Amendment; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

l. Agreements Regarding Series C Preferred Stock. Each of the Buyers as a holder of Series C Preferred Stock hereby covenants and agrees that such Buyer shall vote or cause to be voted, at any meeting of stockholders of the Company held on or before May 21, 2004, all Preferred C Shares held of record or beneficially by such Buyer to the extent the Preferred C Shares have any vote on such matter, any proposal to authorize and agree to the issuance and sale of the Preferred D Shares and Warrants as contemplated by this Agreement.

5. TRANSFER AGENT INSTRUCTIONS.

The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue upon conversion of Preferred D Shares by a Buyer certificates, registered in the name of such Buyer or its respective nominee(s), for the Conversion Shares issuable upon such conversion of Preferred D Shares, in such amounts as specified from time to time by such Buyer to the Company (the “Irrevocable Transfer Agent Instructions”). All such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement except as otherwise provided in Section 2(g) or in this Section. The Securities shall be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 5 shall affect in any way Buyer’s obligations and agreements set forth in Section 2(g) to comply with all applicable prospectus delivery requirements, if any, upon resale of the Securities. If a Buyer provides the Company with an opinion of counsel, in a form reasonable satisfactory to the Company, that registration of a resale by Buyer of any of such Securities is not required under the 1933 Act or the Buyer provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by Buyer and without any restrictive legends. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyer shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

a. Initial Closing Date. The obligation of the Company hereunder to issue and sell the Initial Preferred Shares to Buyers at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(i) Buyers shall have executed each of the Transaction Documents to which they are a party and delivered the same to the Company.

(ii) The Certificate of Amendment shall have been filed with the Secretary of State of the State of New York.

(iii) Buyers shall have delivered to the Company the Purchase Price for the Initial Preferred Shares (and Warrants) being purchased by Buyers at the Initial Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iv) The representations and warranties of Buyers contained herein shall be true and correct as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true as of that date), and the Buyers shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by Buyer at or prior to the Initial Closing Date. The Company shall have received a certificate from each Buyer, executed by the Chief Executive Officer of such Buyer or other person reasonably satisfactory to the Company, dated as of the Initial Closing Date, to the foregoing effect.

(v) The Buyers shall have purchased an aggregate of 582.887593 shares of the Series C Preferred Stock from the previous holder of such stock, and the Buyers who purchased such Series C Preferred Stock shall have executed the Acknowledgement and Waiver Agreement of even date herewith.

b. Additional Closing Date.

(i) The obligation of the Company hereunder to issue and sell the Additional Preferred D Shares to Buyers at the Additional Closing is subject to the satisfaction, at or before the Additional Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

A.	The Buyers shall have delivered to the Company the Purchase Price for the Additional Preferred D Shares (and Warrants) being purchased by Buyers at the Additional Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

B.	The representations and warranties of Buyers contained herein shall be true and correct as of the date when made and as of the applicable Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true as of that date), and Buyers shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by Buyers at or prior to the Additional Closing Date. The Company shall have received a certificate from each Buyer, executed by the Chief Executive Officer of such Buyer or other person reasonably satisfactory to the Company, dated as of the Initial Closing Date, to the foregoing effect.

C.	The Stockholder Approval Condition has been satisfied.

7. CONDITIONS TO BUYER’S OBLIGATION TO PURCHASE.

a. Initial Closing Date. The obligation of Buyers hereunder to purchase the Initial Preferred Shares at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for the sole benefit of the Buyers and may be waived by a Buyer, with respect to it, at any time in its sole discretion:

(i) The Company shall have executed each of the Transaction Documents, and delivered the same to Buyers.

(ii) The Certificate of Amendment, shall have been filed with the Secretary of State of the State of New York, and a copy thereof certified by such Secretary of State shall have been delivered to Buyers.

(iii) The Common Stock shall be authorized for quotation on AMEX or the NYSE, or The Nasdaq Stock Market and shall not have been suspended from trading on or delisted from such markets nor shall delisting or suspension by such markets have been threatened in writing.

(iv) The representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which are true as of that date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents or Certificate of Amendment to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date. Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Initial Closing Date, to the foregoing effect, which also shall include an update as of the Initial Closing Date regarding the representation contained in Section 3(c) above.

(v) Buyer shall have received the opinion of Muldoon Murphy & Faucette LLP, dated as of the Initial Closing Date, in substantially the form of Exhibit V attached hereto.

(vi) The Company shall have executed and shall deliver to Buyers the Stock Certificates for the Initial Preferred Shares and the Warrants being purchased by Buyers at the Initial Closing.

(vii) The Company shall have delivered to Buyers a certificate evidencing the incorporation and good standing of the Company in its state of incorporation issued by the Secretary of State of such state of incorporation as of a date within ten days of the Initial Closing Date.

(viii) The Company shall have delivered to Buyers a secretary’s certificate certifying as to (A) the Resolutions, (B) the Certificate of Incorporation, (C) By-laws and (D) the number of shares of Common Stock outstanding as of a date within five (5) days of the Initial Closing, each as in effect at the Initial Closing Date.

(ix) The Buyers shall have purchased an aggregate of 582.887593 shares of Series C Preferred Stock from the previous holder of such stock.

b. Additional Closing Date.

(i) The obligation of Buyers hereunder to purchase Additional Preferred Shares at the Additional Closing is subject to the satisfaction, at or before the Additional Closing Date, of each of the following conditions, provided that these conditions are for sole benefit of the Buyers and may be waived by a Buyer, with respect to it, at any time in its sole discretion:

A.	The Certificate of Amendment shall be in full force and effect and shall not have been amended, without the knowledge or consent of the Buyers, since the Initial Closing Date, and a copy thereof certified by the Secretary of State of the State of New York shall have been delivered to Buyers.

B.	The Common Stock shall be authorized for quotation on AMEX, and shall not have been suspended from trading on or delisted from such market, nor shall delisting or suspension by such market have been threatened in writing.

C.	The representations and warranties of the Company shall be true and correct as of the date when made and as of the Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true as of that date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents or the Certificate of Amendment to be performed, satisfied or complied with by the Company at or prior to the Additional Closing Date. Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Additional Closing Date, to the foregoing effect which also shall include an update as of the Additional Closing Date regarding the representation contained in Section 3(c) above.

D.	Buyers shall have received the opinion of Muldoon Murphy & Faucette LLP, dated as of the Additional Closing Date in substantially the form of Exhibit V attached hereto.

E.	The Company shall have executed and shall deliver to Buyers the Stock Certificates for the Additional Preferred Shares and the Warrants being purchased by Buyer at the Additional Closing.

F.	The Company shall have delivered to Buyers a certificate evidencing the incorporation and good standing of the Company in its state of incorporation issued by the Secretary of State of such state of incorporation as of a date within ten days of the Additional Closing Date.

G.	The Company shall have delivered to Buyers a secretary’s certificate certifying as to (A) the Resolutions, (B) the Certificate of Incorporation and (C) By-laws and (D) the number of shares of Common Stock outstanding as of a date within five (5) days of the Additional Closing Date, each as in effect at the Additional Closing.

H.	The Registration Statement required by Section 2(a) of the Registration Rights Agreement is effective.

I.	The Stockholder Approval Condition has been satisfied.

8. RESERVED

9. GOVERNING LAW; MISCELLANEOUS.

a. Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of New York shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice, of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters; provided, however, that nothing in this Section 9(e) shall be deemed to supersede or affect the agreements or understandings between the parties with respect to the Series B Preferred Stock and the warrants issued in connection therewith. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyer, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective as to a holder of the Preferred D Shares then outstanding to the extent it was not agreed to by such holder or a previous holder of such Preferred D Shares.

f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) upon delivery by a nationally recognized delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Andrea Electronics Corporation
45 Melville Park Road
Melville, New York 11747
Telephone:	(516) 719-1800
Facsimile:	(516) 719-1824
Attention:	President, Chief Executive Officer

With a copy to:

Andrea Electronics Corporation
45 Melville Park Road
Melville, New York 11747
Telephone:	(516) 719-1800
Facsimile:	(516) 719-1824
Attention:	Executive Vice President, Chief Financial Officer

If to the Transfer Agent:

Continental Stock Transfer & Trust Company
Two Broadway
New York, New York 10004
Telephone:	(212) 509-4000
Facsimile:	(212) 509-7616
Attention:	Compliance Officer

If to a Buyer, to it at the address and facsimile number set forth on the Schedule of Buyers, with copies to Buyer’s representatives as set forth on the Schedule of Buyers, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communications, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred D Shares. The parties shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties. Notwithstanding the foregoing, any assignment by a Buyer shall not release the Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld.

h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

i. Survival. Unless this Agreement is terminated under Section 9(l), the representations and warranties of the Company and the Buyer contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive each of the Closings.

j. Publicity. The Company and Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

l. Termination. In the event that the Initial Closing shall not have occurred on or before ten (10) Business Days from the date hereof due to the Company’s or Buyers’ failure to satisfy the conditions set forth in Sections 6 and 7 above (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 9(1) by the Buyers, the Company shall remain obligated to reimburse the non-breaching Buyer for expenses up to the amount described in Section 4(i) above.

m. Placement Agent. The Company and the Buyers each acknowledge that it has not engaged any placement agent in connection with the sale and purchase, respectively, of the Preferred D Shares, and the Exchange, except that the Company has engaged Knights Bridge Capital as financial advisor in connection with such transactions.

n. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

o. Remedies. Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and the Certificate of Amendment and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

p. Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to the Registration Rights Agreement or the Certificate of Amendment or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

* * * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

Andrea Electronics Corporation

By:	/s/ Paul E. Donofrio
Paul E. Donofrio
President and Chief Executive Officer

Investors: ALPHA CAPITAL AKTIENGESELLSCHAFT

By:	/s/ Konrad Adermann
Konrad Adermann
Director

CONGREGATION MISHKAN SHOLOM INCORPORATED

By:	/s/ Menachem Lipsher
Menachem Lipsher
CFO

STONESTREET LIMITED PARTNERSHIP

By:	/s/ Michael Funkelsten
Michael Funkelsten
President

GREENWICH GROWTH FUND LIMITED

By:	/s/ Evan Schmenauer
Evan Schmenauer
Director

WHALEHAVEN FUNDS LIMITED

By:	/s/ Evan Schmenauer
Evan Schmenauer
Director

ELLIS INTERNATIONAL LTD.

By:	/s/ Wilheim Ungar
Wilheim Ungar
Officer

LONGVIEW EQUITY FUND, LP

By:	/s/ Michael Rudolph
Michael Rudolph
Investment Manager

LONGVIEW INTERNATIONAL EQUITY FUND, LP

By:	/s/ Michael Rudolph
Michael Rudolph
Investment Manager

LONGVIEW FUND LP

By:	/s/ Michael Rudolph
Michael Rudolph
Investment Manager

ENABLE GROWTH PARTNERS

By:	/s/ Mitch Levine
Mitch Levine
Managing Partner

REDWOOD CAPITAL PARTNERS, INC.

By:	/s/ Richard Rosenblum
Richard Rosenblum
President

CAMDEN INTERNATIONAL LTD.

By:	/s/ Deirdre M. McCoy
Deirdre M. McCoy
Director

GAMMA OPPORTUNITY CAPITAL PARTNERS, LP

By:	/s/ Jonathan P. Knight
Jonathan P. Knight
Director

DOMINO INTERNATIONAL LTD.

By:	/s/ Anthony L.M. Inder Reiden
Anthony L.M. Inder Reiden
Director

PALISADES MASTER FUND, LP

By:	/s/ Discover Management LTD
Discover Management LTD
Authorized Signatory

LUCRATIVE INVESTMENTS

By:	/s/ Lucrative Investments
[Name]
[Title]

ADVANTAGE FUND I, LLC

By:	/s/ Robert Press
Robert Press
President

GRQ CONSULTANTS, INC.

By:	/s/ Barry Honig
Barry Honig
President

S.O.S. RESOURCE SERVICES, INC.

By:	/s/ Salvatore Russo
Salvatore Russo
President